LP Building Solutions to Sell Stake in I-Joist Joint Venture to Resolute Forest Products

NASHVILLE, Tenn. (Feb. 14, 2022) – LP Building Solutions (LP) (NYSE: LPX) today announced an agreement to sell its 50% equity interest in two joint ventures that produce I-joists to Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) for $50 million, subject to customary adjustments.

The joint ventures are comprised of Resolute-LP Engineered Wood Larouche Inc. in Larouche, Quebec and Resolute-LP Engineered Wood St-Prime Limited Partnership in Saint-Prime, Quebec. The long-time partnership was established as an equity method investment in which both LP and Resolute Forest Products have a 50% interest in each entity. Currently, Resolute Forest Products operates the facilities, and LP sells the products.

LP will enter into separate agreements with Resolute Forest Products to continue to serve as the exclusive distributor of the engineered wood products manufactured at the two operations.

“I would like to thank Resolute Forest Products for a long and mutually rewarding partnership,” said LP Chair and Chief Executive Officer Brad Southern. “As LP exits the joint venture and transitions to a distribution agreement, I am confident that this next phase of our relationship will generate value for both companies.”

The completion of the sale, subject to regulatory approvals and certain closing conditions, is expected to close in the first half of 2022.

About LP Building Solutions

As a leader in high-performance building solutions, Louisiana-Pacific Corporation (LP Building Solutions, NYSE: LPX) manufactures engineered wood building products that meet the demands of builders, remodelers, and homeowners worldwide. LP’s extensive offerings include innovative and dependable building products and accessories, such as Siding Solutions (LP® SmartSide® Trim & Siding, LP® SmartSide® ExpertFinish® Trim & Siding, LP BuilderSeries® Lap Siding, and LP® Outdoor Building Solutions®), LP Structural Solutions (LP® TechShield® Radiant Barrier, LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, and LP® FlameBlock® Fire-Rated Sheathing and more), LP® TopNotch® Sub-Flooring, and oriented strand board (OSB). In addition to product solutions, LP provides industry-leading customer service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes while our shareholders build lasting value. Headquartered in Nashville, Tennessee, LP operates 25 plants across the U.S., Canada, Chile, and Brazil. For more information, visit LPCorp.com.

Forward-Looking Statements

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the beliefs and assumptions of, and on information available to, our management; assumptions upon which such forward-looking statements are based are also forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: impacts from public health issues (including global pandemics, such as the ongoing COVID-19 pandemic) on the economy, demand for our products or our operations, including the actions and recommendations of governmental authorities to contain such public health issues; changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions, including impacts from the ongoing COVID-19 pandemic; changes in the cost and availability of capital; changes in the level of home construction and repair and remodel activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the financial or business conditions of third-party wholesale distributors and dealers; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products;

changes in the cost and availability of energy, primarily natural gas, electricity, and diesel fuel; changes in the cost and availability of transportation; impact of manufacturing our products internationally; difficulties in the launch or production ramp-up of newly introduced products; unplanned interruptions to our manufacturing operations, such as explosions, fires, inclement weather, natural disasters, accidents, equipment failures, labor shortages or disruptions, transportation interruptions, supply interruptions, public health issues (including pandemics and quarantines), riots, civil insurrection or social unrest, looting, protests, strikes and street demonstrations; changes in other significant operating expenses; changes in currency values and exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Brazilian real and Chilean peso; changes in, and compliance with, general and industry-specific laws and regulations, including environmental and health and safety laws and regulations, the U.S. Foreign Corrupt Practices Act and anti-bribery laws, laws related to our international business operations, and changes in building codes and standards; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; warranty costs exceeding our warranty reserves; challenge to or exploitation of our intellectual property or other proprietary information by others in the industry; changes in the funding requirements of our defined benefit pension plans; the resolution of existing and future product-related litigation, environmental proceedings and remediation efforts, and other legal or environmental proceedings or matters; the effect of covenants and events of default contained in our debt instruments; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. For additional information about factors that could cause actual results, events, and circumstances to differ materially from those described in the forward-looking statements, please refer to LP’s filings with the Securities and Exchange Commission (SEC). We urge you to consider all of the risks, uncertainties, and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this news release. We cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this news release. Except as required by law, LP undertakes no obligation to update any such forward-looking statements to reflect new information, subsequent events, or circumstances.